Exhibit 99.1

News Release

Relay Mines Limited ("Relay") and TSI Medical Corp. ("TSI") announced today that they have entered into a letter of intent for the proposed merger of Relay and TSI. Under the terms of the proposed merger, the merged company will have 23,367,208 shares outstanding of which 13,367,208 shares will be held by the shareholders of Relay and 10,000,000 shares will be held by the shareholders of TSI. In addition, the merged company will have warrants and options outstanding entitling the holders to purchase an additional 1,504,367 common shares.

The merger will be subject to all shareholder and regulatory approvals and completion of due diligence by each of Relay and TSI.

TSI has an agreement with Exelar Corporation and Exelar Medical Corporation pursuant to which TSI has the right to earn up to 60% of Exelar Medical Corporation by funding the development of its patented technology for control of therapeutic radiation doses.

For more information please contact:

Carlo Civelli, President
Relay Mines Limited
Telephone:   011 411 227 6000

Derek R. van Laare, President
TSI Medical Corp.
Telephone:   604-726-0880

This press release may contain "forward-looking statements." In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "could," "expects," "plans," "intends," "anticipates," "believes," "estimates," "predicts," "potential", "continue" or "proposed" or the negative of such terms and other comparable terminology. These forward-looking statements include, without limitation, statements about our market opportunity, our strategies, competition, expected activities and expenditures as we pursue our business plan, and the adequacy of our available cash resources. Although we believe that the expectations reflected in any forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Actual results may differ materially from the predictions discussed in these forward-looking statements. Changes in the circumstances upon which we base our predictions and/or forward-looking statements could materially affect our actual results. Additional factors that could materially affect these forward-looking statements and/or predictions include, among other things: (1) our limited operating history; (2) our ability to retain the professional advisors necessary to guide us through our corporate restructuring including, but not limited to, the contemplated merger between TSI Medical Corp. and Relay Mines Limited; (3) the risks inherent in the investigation, involvement and acquisition of a new business opportunity; (4) unforeseen costs and expenses; (5) potential litigation with our shareholders and/or former or current investors; (6) the companies' abilities to comply with federal, state and local government regulations; and (7) other factors over which we have little or no control.